UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013

KANSAS CITY SOUTHERN
(Exact name of registrant as specified in its charter)

DELAWARE	1-4717	44-0663509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

427 West 12th Street, Kansas City, Missouri 64105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(816) 983 - 1303

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03    Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On September 13, 2013, the Board of Directors of Kansas City Southern (the “Company”) amended and restated the Company's Bylaws, effective September 13, 2013. The Company amended Article IV Section 1(a) to add the Company's Chief Executive Officer as a member of the Executive Committee of the Board of Directors. The Company also amended Article IV Section 1(b) to remove the responsibility for succession planning from the duties assigned to the Compensation and Organization Committee of the Board of Directors. The amended and restated Bylaws are attached hereto as Exhibit 3.1.

Item 5.05     Amendments to Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On September 13, 2013, the Board of Directors of the Company amended and restated the Company's Code of Business Conduct and Ethics (the “Code”), effective October 1, 2013. The Company amended Section VIII.B. to the Code reinforce the Company's commitment to accurately preparing and filing with the Securities and Exchange Commission periodic reports and other filings. The other changes to the Code are non-substantive in nature.

The amended and restated Code can be found on the Company's website at www.kcsouthern.com in the Corporate Governance section under the Investors tab.

Item 9.01     Financial Statements and Exhibits.
(d)
3.1    Amended and Restated Bylaws of Kansas City Southern, as amended and restated on September 13, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

September 20, 2013	By:	/s/ Adam J. Godderz
Name: Adam J. Godderz
Title: Associate General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Kansas City Southern, as amended and restated on September 13, 2013.